[EXECUTION COPY]



                          REGISTRATION RIGHTS AGREEMENT


         Registration Rights Agreement dated as of May 13, 2002 among IKON Office Solutions, Inc., an Ohio corporation ("IKON"), and Deutsche Bank Securities Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. (collectively, the "Initial Purchasers").

         This Agreement is made pursuant to the Purchase Agreement dated as of May 7, 2002 (the "Purchase Agreement") among IOS Capital, LLC, a Delaware limited liability company ("IOSC"), IKON and the Initial Purchasers, which provides for the sale by IOSC to the Initial Purchasers of $300,000,000 aggregate principal amount of 5% Convertible Subordinated Notes Due 2007 (the "Firm Securities"), which are convertible into Common Stock of IKON, no par value (the "IKON Common Stock"), and also provides for the sale to Deutsche Bank Securities Inc. of up to an additional $50,000,000 principal amount of the 5% Convertible Subordinated Notes Due 2007 which Deutsche Bank Securities Inc. may elect to purchase pursuant to the terms of the Purchase Agreement (the "Option Securities" and together with the Firm Securities, the "Securities"). The Securities are being issued pursuant to an Indenture dated as of May 13, 2002 (the "Indenture") among IOSC, IKON and Deutsche Bank Trust Company Americas, as trustee (the "Trustee").

         In order to induce the Initial Purchasers to enter into the Purchase Agreement, IKON has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holders of the Securities and holders of the IKON Common Stock issuable upon conversion of the Securities. The execution of this Agreement is a condition to the obligation of the Initial Purchasers to purchase the Firm Securities under the Purchase Agreement.

         The parties hereby agree as follows:

         SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

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         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

         "Closing Date" means May 13, 2002, the date the Firm Securities were sold pursuant to the Purchase Agreement.

         "Conversion Price" has the meaning set forth in the Indenture.

         "Damages Payment Date" has the meaning set forth in Section 3(b) hereof.

         "Effectiveness Deadline" means 180 days after the Closing Date as set forth in Section 2(c) hereof.

         "Effectiveness Period" has the meaning set forth in Section 2(c) hereof.

         "Electing Holder" means a holder that has delivered a signed Notice and Questionnaire to IKON.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Filing Deadline" means 90 days after Closing Date as set forth in
Section 2(a) hereof.

         "Holder" means any beneficial owner of Registrable Securities.

         "Liquidated Damages" has the meaning set forth in Section 3(a) hereof.

         "Managing Underwriters" means the investment bank or investment banks that shall administer an underwritten offering, if any, as set forth in Section 9 hereof.

         "Notice and Questionnaire" means a Selling Securityholder Notice and Questionnaire substantially in the form of Appendix I to the Confidential Offering Memorandum of IOSC and IKON issued May 7, 2002 relating to the Securities, or a written notice in another form, that has been approved by IKON, containing substantially the same information or such other information reasonably required by IKON regarding a Holder and its plans for distributing the Registrable Securities.

         "Person" means an individual, partnership, limited liability company, corporation, association, trust, joint venture or any other unincorporated organization or entity.

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

         "Prospectus" means the prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Record Date" means each April 15 and October 15.

         "Record Holder" means with request to any Damages Payment Date relating to any Security or Registrable Security as to which any Liquidated Damages have accrued, the registered holder of such Security or Registrable Security, as the case may be, on the Record Date next preceding the Damages Payment Date; provided that if Liquidated Damages have accrued on a Registrable Security that was issued after the Record Date next preceding the Damages Payment Date, Record Holder means the registered holder of such Registrable Security at close of business on the first date on which the Registrable Security was outstanding during the period beginning on the Record Date and ending on the Damages Payment Date.

         "Registrable Securities" means the shares of IKON Common Stock issuable upon conversion of the Securities that are Restricted Securities.

         "Registration Default" has the meaning set forth in Section 3(a) hereof.

         "Restricted Securities" means any and all shares of IKON Common Stock issuable upon conversion of the Securities, except any share of IKON Common Stock that (i) has been registered under the Securities Act and transferred in accordance with the Shelf Registration Statement; (ii) has been transferred pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act; or (iii) may be transferred pursuant to Rule 144(k) under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Shelf Registration Statement" means the registration statement filed by IKON with the SEC that covers the resale of the Registrable Securities pursuant to Section 2 and the other provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-


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

effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Special Counsel" means Davis Polk & Wardwell, as special counsel to the Initial Purchasers, or such other special counsel as may be designated by the holders of a majority of the Voting Securities.

         "Trustee" means Deutsche Bank Trust Company Americas until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter Trustee shall mean such successor trustee.

         "Voting Securities" means as of any time the Securities and the Registrable Securities then issued and outstanding. For purposes of determining a majority of the Voting Securities, holders of the Securities shall be deemed to hold the number of shares of Registrable Securities into which such Securities would be convertible as of the time such determination is made.

         SECTION 2.  Shelf Registration.

          (a) As promptly as practicable and, subject to Section 4(a), in no event later than 90 days after the Closing Date (the "Filing Deadline"), IKON shall prepare and file with the SEC a registration statement under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) under the Securities Act covering all of the Registrable Securities (the "Shelf Registration Statement").

          (b) The Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of the Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, underwritten offerings). IKON shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration Statement.

          (c) IKON shall use all reasonable efforts to cause the Shelf Registration Statement to become effective under the Securities Act as soon as practicable and in no event later than 180 days after the Closing Date (the "Effectiveness Deadline") and, subject to Section 2(d) and 2(f), shall keep the Shelf Registration Statement continuously effective and the Prospectus continuously available for use by Holders to transfer Registrable Securities, until the earlier of (i) the transfer pursuant to the Shelf Registration Statement of all the securities registered thereunder, (ii) the expiration of the holding period under Section 144(k) of the Securities Act applicable to the last Registrable Securities issued upon conversion of Securities and (iii) the date there are no longer any Registrable Securities outstanding or issuable; such period the "Effectiveness Period." If a shelf registration statement filed by IKON under this Section 2 ceases to be effective


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

during the Effective Period and the effectiveness of the shelf registration statement cannot be reinstated, IKON shall promptly file a substitute shelf registration statement and shall use all reasonable efforts to cause the replacement shelf registration statement to become effective as soon as practicable and continuously effective for the balance of the Effectiveness Period.

          (d) IKON may suspend use of the Prospectus due to pending material corporate developments or any material event that has not yet been publicly disclosed, whether in whole or in part. Promptly after any such suspension, IKON will deliver a certificate in writing, signed by an authorized officer of IKON, to the Holders of Registrable Securities, the holders of the Securities, the Trustee and the Special Counsel stating that such an event (without notice of the nature or details of such event) has taken or is taking place and the length of time of suspension of the use of the Prospectus. IKON will use reasonable efforts to ensure that use of the Prospectus may be resumed as promptly as is practicable. The period of time that the Prospectus is not available for sales as a result of events under this Section 2(d) shall not exceed in the aggregate 30 days in any 90 day period, for a total of not more than 60 days in any calendar year.

          (e) IKON shall supplement or make amendments to any Shelf Registration Statement if required by the Securities Act.

          (f) Each Holder may elect to have any of its Registrable Securities included for transfer pursuant to the Shelf Registration Statement and related Prospectus by completing and delivering a signed Notice and Questionnaire to IKON at least five Business Days prior to any intended transfer under the Shelf Registration Statement. For purposes of this Agreement, an "Electing Holder" is a Holder that has delivered to IKON a completed and signed Notice and Questionnaire in accordance with this Section 2(f). IKON shall not be required to name any Holder that has not become an Electing Holder as a selling securityholder in the Shelf Registration Statement or related Prospectus. At the time the Shelf Registration Statement becomes effective under the Securities Act, IKON shall name each Holder that became an Electing Holder at least ten Business Days prior to effectiveness as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver the Prospectus to purchasers of Registrable Securities. After the Shelf Registration Statement has been declared effective, IKON will, within five Business Days of the receipt from a Holder of a signed Notice and Questionnaire, name such Holder as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such manner as to permit such Holder to deliver the Prospectus upon transfers of Registrable Securities. If IKON receives a Notice and Questionnaire from a Holder when the use of the Prospectus has been suspended in accordance with Section 2(d), IKON will name

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

such Holder as a selling securityholder in the Shelf Registration Statement and the related Prospectus within five Business Days after the date on which the permitted suspension is no longer in effect.

          (g) If at any time the Securities are convertible into securities other than IKON Common Stock, IKON shall, or shall cause any successor under the Indenture to, grant the beneficial owners of such securities registration rights as nearly equivalent as possible to the rights of Holders of Registrable Securities under this Agreement no later than the date on which the Securities may then be convertible into such securities.

         SECTION 3.  Liquidated Damages.

          (a) IKON and the Initial Purchasers agree that the holders of Registrable Securities and any outstanding Securities will suffer damages if IKON fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, IKON agrees to pay liquidated damages ("Liquidated Damages"), to the fullest extent permitted by applicable law, to the holders of outstanding Registrable Securities and any outstanding Securities under the circumstances and to the extent set forth below (each of which shall be given independent effect; each a "Registration Default"):

                  (i) if IKON fails to file the Shelf Registration Statement on or prior to the Filing Deadline, then commencing on the day after the Filing Deadline, Liquidated Damages shall accrue on each outstanding share of Registrable Securities and any outstanding Securities until such failure is cured;

                 (ii) if IKON fails to have the Shelf Registration Statement declared effective by the SEC on or prior to the Effectiveness Deadline, then commencing one day after the Effectiveness Deadline, Liquidated Damages shall accrue on each outstanding share of Registrable Securities and any outstanding Securities until such failure is cured; or

                (iii) if the Shelf Registration Statement fails to be effective or for any other reason the Shelf Registration Statement or the Prospectus ceases to be usable in connection with transfers of Registrable Securities, in either case at any time during the Effectiveness Period (other than as permitted under Section 2(d)), then Liquidated Damages shall accrue on each outstanding share of Registrable Securities and any outstanding Securities commencing on the day such Shelf Registration Statement fails to be effective or the Shelf Registration Statement or the Prospectus ceases to be usable until such failure is cured.

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

Liquidated Damages under this Section 3(a) shall accrue at a rate of 0.50% per annum on (1) the Conversion Price on each outstanding share of Registrable Securities and (2) the principal amount of any outstanding Securities, regardless of the number of concurrent Registration Defaults. In calculating Liquidated Damages on the Registrable Securities on any date on which no Securities are outstanding, the Conversion Price shall be calculated as if the Securities were continuously outstanding to the date of calculation, giving effect to any Conversion Price adjustments set forth in the Indenture as if the Indenture continued to be in effect.

          (b) So long as any Securities remain outstanding, IKON shall notify the Trustee within two Business Days after each date on which an event occurs in respect of which Liquidated Damages are required to be paid. Any amounts of Liquidated Damages due pursuant to this Section 3 will be payable in cash semi-annually on each May 1 and November 1 (each a "Damages Payment Date"), commencing with the first such date occurring after any such Liquidated Damages accrue, to the Record Holders of the outstanding Securities and outstanding Registrable Securities entitled thereto; provided that any Liquidated Damages accrued with respect to any Security or portion thereof redeemed by IOSC, or converted into Registrable Securities, after the record date for a Damages Payment Date, but before the Damages Payment Date, shall instead be paid to the holder of the Security who submitted the Security for redemption or conversion. Liquidated Damages shall be determined on the basis of a 360-day year comprising twelve 30-day months and the actual number of days on which a Registration Default exists.

         SECTION 4. Registration Procedures. In connection with the registration obligations pursuant to Section 2 hereof, IKON shall:

          (a) Prepare and file with the SEC on or prior to the Filing Deadline, a Shelf Registration Statement as prescribed by Section 2 hereof, and use its reasonable best efforts to cause the Shelf Registration Statement to become effective and remain effective as provided herein; provided that before filing the Shelf Registration Statement or Prospectus or any amendments or supplements thereto, IKON shall furnish to and afford the Initial Purchasers and the Managing Underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed (in each case at least five Business Days prior to such filing, or such later date as is reasonable under the circumstances). IKON shall not file the Shelf Registration Statement or any Prospectus or any amendments to supplements thereto to which the Initial Purchasers or the Managing Underwriters, if any, shall reasonably object.

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


          (b) Prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify each Electing Holder and the Managing Underwriters, if any, promptly (but in any event within two Business Days):

                  (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed and, when the Shelf Registration Statement or any post-effective amendment thereto has become effective under the Securities Act (including in such notice a written statement that any Electing Holder may, upon request, obtain, at the sole expense of IKON, one conformed copy of the Shelf Registration Statement or post-effective amendment, including financial statements and schedules, documents incorporated or deemed to be incorporated by reference therein and exhibits);

                 (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose;

                (iii) of the receipt by IKON of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale or exchange in any jurisdiction of the United States of America or the initiation of any proceeding for such purpose;

                 (iv) of the happening of any event, the existence of any condition or any information becoming known (without providing notice of the nature or details of such event, condition or information) that makes any statement made in the Shelf Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to the Shelf Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated


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

         therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (v) of IKON's determination that a post-effective amendment to the Shelf Registration Statement would be appropriate.

          (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of the Prospectus or any order suspending the qualification (or exemption from qualification) of any Registrable Securities for sale or exchange in any jurisdiction in the United States of America and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

         (e) If requested by any Electing Holder or Managing Underwriter, if any:

                  (i) promptly incorporate in a prospectus supplement or post-effective amendment to the Shelf Registration Statement such information such Electing Holder or Managing Underwriter reasonably determines is necessary to be included therein;

                 (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as IKON has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

                (iii) supplement or make amendments to the Shelf Registration Statement as required by applicable law.

          (f) Furnish to each Electing Holder upon request, and to the Special Counsel, at the sole expense of IKON, one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) Deliver to each Electing Holder, the Special Counsel and the underwriters, if any, selling any Registrable Securities, at the sole expense of IKON, as many copies of the Prospectus (including each preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to
Section 2(d) hereof, IKON hereby consents to the use of such Prospectus and each amendment or supplement thereto by each Electing Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

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

          (h) Prior to any public offering of Registrable Securities, to use its reasonable best efforts to register or qualify and to cooperate with the Electing Holders and the Managing Underwriters, if any, in connection with the registration for qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Electing Holder may reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period the Shelf Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities; provided that IKON shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not otherwise so qualified or required to file such a consent.

          (i) Cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities transferred under the Registration Statement, which certificates shall not bear any restrictive legends; and enable such shares of Registrable Securities to be in such denominations and registered in such amounts as Electing Holders may request.

          (j) Use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

          (k) Upon the occurrence of any event contemplated by paragraph 4(c)(ii), 4(c)(iii) or 4(c)(iv), as promptly as practicable prepare and (subject to Section 2(d) hereof) file with the SEC, at the sole expense of IKON, a supplement or post-effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, the Prospectus, as supplemented or amended, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) Take all customary actions in order to expedite or facilitate the disposition of such Registrable Securities.

         (m) In connection with any underwritten offering of Registrable Securities pursuant to the Shelf Registration Statement, enter into an underwriting


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

agreement as is customary in underwritten offerings of securities similar to the Registrable Securities and take all such other actions as are reasonably requested by the Managing Underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection:

                  (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of IKON and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities and confirm the same in writing if and when requested;

                 (ii) obtain the written opinion of counsel to IKON and written updates thereof in form, scope and substance reasonably satisfactory to the Managing Underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; and

                (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the Managing Underwriters from the independent certified public accountants of IKON (and, if necessary, any other independent certified public accountants of any subsidiary of IKON or of any business acquired by IKON for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Shelf Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Registrable Securities and such other matters as reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72. The above shall be done as and to the extent required by such underwriting agreement.

          (n) Make available for inspection by any Electing Holder, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such Electing Holder, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for IKON and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of IKON and its subsidiaries


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

(collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of IKON and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with the Shelf Registration Statement. Records that IKON determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by any Inspector unless:

                  (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in the Shelf Registration Statement or Prospectus;

                  (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction;

                (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder; or

                 (iv) the information in such Records has been made generally available to the public other than through the acts of such Inspector; provided that prior notice shall be provided as soon as practicable to IKON of the potential disclosure of any information by such Inspector pursuant to clauses (ii) or (iii) of this sentence to permit IKON to obtain a protective order (or waive the provisions of this paragraph
         (n)). Each Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such actions are otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector, unless and until such information in such Records has been made generally available to the public other than as a result of a breach of this Agreement.

          (o) In connection with any underwritten offering, provide (i) the Electing Holders and the Special Counsel, (ii) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, to be used by the Electing Holders, (iii) the sales or placement agent, if any, to be used by the Electing Holders and (iv) one counsel for such underwriters or agents, reasonable opportunity to participate in the preparation of any prospectus supplement in connection with any such offering.

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

          (p) Cooperate with each Electing Holder and each underwriter, if any, participating in the disposition of any Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"), including, if the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging a "qualified independent underwriter" ("QIU") as contemplated therein and making Records available to such QIU as though it were a participating underwriter for the purposes of Section 4(n) and otherwise applying the provisions of this Agreement to such QIU (including indemnification) as though it were a participating underwriter.

          (q) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of IKON after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (r) Use its reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities on the Shelf Registration Statement contemplated hereby.

         SECTION 5. Holder Obligations. (a) Each Holder agrees, by acquisition of the Registrable Securities, and each beneficial holder of the Securities agrees, by acquisition of the Securities, that no Holder shall be entitled to transfer any Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished IKON with a Notice and Questionnaire as required pursuant to Section 2(f) hereof and the information set forth in the next sentence. Each Electing Holder shall promptly furnish to IKON all information required to be disclosed in order to make the information previously furnished to IKON by such Electing Holder not misleading and any other information regarding such Electing Holder and the distribution of such Registrable Securities as IKON may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such

Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

          (b) Each Holder agrees by acquisition of the Registrable Securities that upon actual receipt of any notice from IKON of the happening of any event of the kind described in Sections 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by the Shelf Registration Statement or Prospectus and will not resume disposition of such Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by IKON that the use of the applicable Prospectus may be resumed.

          (c) During the Effectiveness Period, each Electing Holder will promptly (and in any case within two Business Days after completion of such sale or other transfer) notify IKON following any sale or other transfer of Registrable Securities under the Shelf Registration Statement or pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A under the Securities Act).

         SECTION 6. Registration Expenses. (a) All fees and expenses incident to the performance of or compliance with this Agreement by IKON shall be borne by IKON, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(h) hereof), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Managing Underwriters, if any, or by the Holders of a majority of the Registrable Securities included in the Shelf Registration Statement, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for IKON, (v) fees and disbursements of all independent certified public accountants referred to in Section 4(m) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if IKON desires such insurance, (vii) fees and expenses of all other Persons retained by IKON, (viii) internal expenses of IKON (including, without limitation, all salaries and expenses of officers and employees of IKON performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xi) the expenses relating to printing, word processing and distributing the Shelf Registration Statement, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Electing Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it.

          (b) In connection with an underwritten offering, IKON shall reimburse the holders of the Voting Securities for the reasonable fees and disbursements of the Special Counsel.


         SECTION 7.  Indemnification.  (a) IKON agrees:

                  (i) to indemnify and hold harmless each Holder and each Person, if any, who controls each such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Holder or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that IKON will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Shelf Registration Statement, any preliminary prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to IKON by any Holder or controlling Person specifically for use in the preparation thereof; provided further, that the indemnification contained in this paragraph shall not inure to the benefit of any Holder (or to the benefit of any Person controlling such Holder) on account of any such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus provided in each case IKON previously furnished copies of the Prospectus to such Holder and (A) (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise and (ii) the

         Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B) (x) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of IKON with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery or written confirmation of the sale of Securities to the person asserting the claim from which such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise; and

                 (ii) to reimburse each Holder and controlling Person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Holder or controlling Person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Registrable Securities, whether or not such Holder or controlling Person is a party to any action or proceeding. In the event that it is finally judicially determined that the Holder or controlling Person was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Holder or controlling Person will promptly return all sums that had been advanced pursuant hereto.

          (b) Each Holder severally and not jointly will indemnify and hold harmless IKON, each of its directors, each of its officers who have signed the Registration Statement and each Person, if any, who controls IKON, and each other selling Holder against any losses, claims, damages or liabilities to which IKON, any such director, officer, controlling Person or other selling Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by IKON, any such director, officer, controlling Person or other selling Holder in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, that each Holder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Shelf Registration Statement, any preliminary prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to IKON by such Holder specifically for use in the preparation thereof. The liability of each Holder under the indemnity provided under this Section 7(b) shall be limited to the proceeds received by such Holder from the sale of the Registrable Securities using the Shelf Registration Statement. This indemnity agreement will be in addition to any liability which such Holder may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such separate firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 7(a), the Holders of a majority of the Registrable Securities seeking such indemnification and in the case of parties indemnified pursuant to Section 7(b), IKON. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (d) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of IKON on the one hand, and the Holders on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by IKON on the one hand, or such Holder on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Holder shall be required to contribute any amount in excess of the proceeds received by such Holder from the sale of Registrable Securities using the Prospectus less the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders in this Section 7(d) to contribute are several in proportion to the number of shares of Registrable Securities sold by such Holder using the Prospectus and not joint.

          (e Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Holder or any Person controlling a Holder or by or on behalf of IKON, its directors or officers or any Person controlling IKON and
(ii) any termination of this Agreement. A successor to any Holder or any Person controlling any Holder, or to IKON, its directors or officers or any Person controlling IKON, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

          (f IKON acknowledges and agrees that the only information furnished or to be furnished by any Holder to IKON for inclusion in the Prospectus or the Shelf Registration Statement consists of the information provided by such Holder in its signed Notice and Questionnaire delivered to IKON in accordance with
Section 2(f) hereof.

         SECTION 8. Rules 144 and 144A. IKON covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of Registrable Securities, make available other information as required by, and so long as necessary to permit sales of its Registrable Securities pursuant to, Rules 144 and 144A under the Securities Act or, in each case, any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule. IKON further covenants that, for so long as any Registrable Securities remain outstanding, it will use its reasonable best efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

         SECTION 9. Underwritten Offerings. If any Registrable Securities are to be sold pursuant to an underwritten offering, the Managing Underwriter or underwriters thereof shall be designated by the Electing Holders that hold a majority of the Registrable Securities to be included in the underwritten offering and will be reasonably acceptable to IKON.

         Each Electing Holder hereby agrees with each other Electing Holder that no Electing Holder may participate in any underwritten offering hereunder unless such Electing Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Electing Holders that hold a majority of the Registrable Securities to be included in the underwritten offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         SECTION 10. Miscellaneous. (a No Inconsistent Agreements. IKON has not, as of the date hereof, and shall not, on or after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

          (b Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless IKON has obtained the written consent of holders of a majority of the Voting Securities, provided that Section 7 and this Section 10(b) may not be amended, modified or supplemented without the prior written consent of IKON and each Holder (including, in the case of an amendment, modification or supplement of Section 7, any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority the Registrable Securities being sold by such Holders.

          (c Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first class mail, or telecopier:

                  (i if to a holder of Securities, at the most current address or telecopier number of such holder set forth in the records of the registrar under the Indenture, except with respect to the Initial Purchasers prior to distribution of the Securities, then to the Initial Purchasers at the address set forth on the first page of the Purchase Agreement, Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 1 South Street,

         21st Floor, Baltimore, MD 21202, Attention General Counsel (fax: (410) 895-3619), and a copy to Alan Dean, Esq., Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (fax: (212) 450-3800);

                  (ii if to a Holder, at the most current address or telecopier number of such Holder set forth in the records of the transfer agent for the IKON Common Stock;

                  (iii if to the Trustee, c/o DB Services New Jersey Inc., 100 Plaza One - MSJCY03-0603, Jersey City, New Jersey 07311, attention:
         Wanda Camacho (fax: (201) 593-6443), and thereafter by such other address, notice of which is given in accordance with the provisions of this Section 10(c) by IOSC, the Trustee or the Conversion Agent;

                  (iv if to IOSC, IOS Capital, LLC, 1738 Bass Road, Macon, Georgia 31208, attention: President (fax: (478) 471-2388), and thereafter by such other address, notice of which is given in accordance with the provisions of this Section 10(c);

                  (v if to the Special Counsel, Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, attention: Alan Dean, Esq. (fax: (212) 450-3800), and thereafter by such other address, notice of which is given in accordance with the provisions of this Section 10(c); and

                  (vi if to IKON, IKON Office Solutions, Inc., 70 Valley Stream Parkway, Malvern, Pennsylvania 19355, attention: Chief Financial Officer (fax: (610) 408-7264), and thereafter by such other address, notice of which is given in accordance with the provisions of this
         Section 10(c).

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; the next Business Day after being sent by next-day delivery by a solvent air courier; and when receipt acknowledged, whether telecopied or otherwise (which acknowledgment may be via electronic transmission, such as telecopier confirmation, e-mail receipt or otherwise).

         Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

          (d Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities and subsequent holders of Securities.

          (e Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (h Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          (i Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by IKON with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (j Securities Held by IKON or IOSC or their Affiliates; Calculation of Percentage of Registrable Securities. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities or Voting Securities is required hereunder, any Registrable Securities or Voting Securities held by IKON, IOSC or any of their affiliates shall not be counted in determining whether such consent or approval was given by the holders of such required percentage or amount.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         IKON OFFICE SOLUTIONS, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         DEUTSCHE BANK SECURITIES INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                         BANK OF AMERICA SECURITIES LLC


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                         J.P. MORGAN SECURITIES INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title: